UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

MARINER ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

On April 29, 2010, the following materials were distributed to employees of Mariner Energy, Inc.:
Pending Acquisition of Mariner Energy, Inc. by Apache Corporation
SUMMARY OF EMPLOYEE EQUITY MATTERS
This summary is entirely qualified by reference to (i) the Agreement and Plan of Merger, by and among Apache Corporation, ZMZ Acquisitions LLC, and Mariner Energy, Inc., dated April 14, 2010 (the “Merger Agreement”), and (ii) your restricted stock and deferred cash bonus awards.
Unvested Awards
If you remain employed by Mariner until the closing date:
•	Your unvested standard annual restricted stock awards fully vest. Full vesting occurs as a result of the terms of these awards.

•	Any long-term performance-based restricted stock awards vest 40% and the remaining 60% are cancelled. Partial vesting of these awards occurs solely as a result of the terms of the merger; otherwise, under the terms of these awards, 100% would be forfeited.
Vested Stock and Option Awards
Upon closing:
•	Each share of Mariner common stock that you own will convert into either (i) 0.17043 of a share of Apache common stock plus $7.80 in cash, (ii) 0.24347 of a share of Apache common stock, or (iii) $26.00 in cash, in all cases, subject to an election feature and proration under the terms of the merger described further below.

•	Each unexercised option to purchase Mariner common stock that you own will convert into a fully vested option to purchase 0.24347 of a share of Apache common stock; the number of shares and exercise price of your Apache stock option will be economically equivalent to your Mariner stock option. This conversion occurs under the terms of the merger described further below.
Merger Agreement Excerpts
The following excerpts from the Merger Agreement pertain to your Mariner common stock and options. Some defined terms are followed by Section 1.6 (Conversion of Securities), Section 1.7 (Employee Stock Options; Restricted Shares) and Section 1.9 (Election Procedures; Allocation of Merger Consideration) of the Merger Agreement. Please refer to the complete Merger Agreement filed as Exhibit 2.1 to Mariner’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 16, 2010, available on the SEC’s website at www.sec.gov or on Mariner’s website under “Investor Information,” “SEC Filings.”
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          “Cash Amount Per Share” means $7.80 per share.
          “Company” means Mariner Energy, Inc., a Delaware corporation.
          “Exchange Ratio” means 0.24347 shares of Parent Common Stock.
          “Merger” means the merger of the Company with and into Merger Sub.
          “Merger Sub” means ZMZ Acquisitions LLC, a wholly owned subsidiary of Parent.
          “Parent” means Apache Corporation, a Delaware corporation.
          “Parent Common Stock” means the common stock, par value $0.625 per share of Parent.
          “Per Share Cash Consideration” means $26.00 in cash.
          “Per Share Mixed Consideration” means the combination of (i) the Cash Amount Per Share and (ii) 0.17043 shares of Parent Common Stock.
          “Per Share Stock Consideration” means a number of shares (which need not be a whole number) of Parent Common Stock equal to the Exchange Ratio.
          “Share” means each issued and outstanding share of common stock, par value $.0001 per share of the Company.
          Section 1.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the Shares:
(a)	Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as herein defined)) shall be canceled and shall be converted automatically into the right to receive, at the election of the holder as provided in and subject to Sections 1.9 and 1.10, either (i) the Per Share Stock Consideration, (ii) the Per Share Cash Consideration or (iii) the Per Share Mixed Consideration (together, the “Merger Consideration”), payable, without interest, to the holder of such Share, upon surrender, in the manner provided in Section 1.10, of the certificate that formerly evidenced such Share. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive (i) the Merger Consideration; (ii) any cash in lieu of fractional shares of Parent Common Stock, if any, to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 1.10; and (iii) any dividends or distributions in accordance with Section 1.10(e);

(b)	Each Share held in the treasury of the Company and each Share owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;
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(c)	The Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization, consolidation, exchange or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time (including any dividend or distribution on the Parent Common Stock or the Company Common Stock of securities convertible into Parent Common Stock or Company Common Stock, as applicable); and

(d)	For purposes of this Agreement, each of the following terms has the meaning set forth below:
          “Cash Amount Per Share” shall mean $7.80 per share.
          “Deemed Shares Outstanding” means the total number of shares of the Company Common Stock outstanding; provided, however, that regardless of the actual number of shares of the Company Common Stock outstanding, in no event shall the Deemed Shares Outstanding exceed the sum of (a) 102,045,275 (103,241,493 shares issued and outstanding on April 14, 2010 less 1,196,218 shares of restricted Company Common Stock granted by the Company pursuant to the 2008 Long-Term Performance-Based Restricted Stock Program), (b) the aggregate number of shares of the Company Common Stock, if any, that are issued after the date hereof by the Company upon the exercise of Options (all as disclosed in Section 2.3 and as exercised or vested in accordance with their terms), (c) the number of shares approved by Parent for grant pursuant to Section 4.1, (d) shares issued in accordance with Section 4.1 of the Company Schedule, and (e) the number of shares with respect to which restrictions shall lapse pursuant to Section 1.7(c).
          “Exchange Ratio” means 0.24347 shares of Parent Common Stock.
          “Per Share Cash Consideration” means $26.00 in cash.
          “Per Share Mixed Consideration” means the combination of (i) the Cash Amount Per Share and (ii) 0.17043 shares of Parent Common Stock.
          “Per Share Stock Consideration” means a number of shares (which need not be a whole number) of Parent Common Stock equal to the Exchange Ratio.
          “Total Cash Amount” means the product obtained by multiplying the Deemed Shares Outstanding by the Cash Amount Per Share.
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          Section 1.7 Employee Stock Options; Restricted Shares.
(a)	At the Effective Time, each stock option to purchase Shares granted (and not exercised, expired or terminated) pursuant to a Company Benefit Plan providing for grants of equity-based incentive awards or any other stock option, stock bonus, stock award, or stock purchase plan, program or arrangement of the Company or any of the Company’s subsidiaries or any predecessor thereof or any other contract or agreement entered into by the Company or any of the Company’s subsidiaries (collectively, “Stock Incentive Plan”) that is then outstanding (in each case, an “Option”), whether or not then exercisable or vested, shall by virtue of the Merger and without any action on the part of any holder of any outstanding Option, be converted into a fully exercisable option (i) to purchase the number of shares of Parent Common Stock (calculated on an aggregate basis with respect to all Company Common Stock subject to a given Option with the same terms under such Option) obtained by multiplying the number of shares of Company Common Stock issuable upon exercise of such Option by the Exchange Ratio (with any resulting number of shares that contain a fraction of a share being decreased to the next whole number of shares), and (ii) at an exercise price per share of Parent Common Stock equal to the per share Company Common Stock exercise price pursuant to such Option divided by the Exchange Ratio (with any resulting exercise price that contains a fraction of a cent being increased to the next whole cent), and (iii) otherwise upon terms and conditions equivalent to such outstanding Options. The assumption and conversion of an Option pursuant to this Section 1.7(a) shall be deemed a release of any and all rights the holder had or may have to purchase Shares in respect of such Option. Prior to the Effective Time, the Company shall communicate the conversion in this Section 1.7(a) to each holder of Option(s) in a written notice.

(b)	Immediately prior to the Effective Time, all restrictions on each outstanding award of restricted Company Common Stock granted by the Company pursuant to any Stock Incentive Plan that is not subject to a price condition or other condition that has not been satisfied prior to the date of this Agreement or that has not lapsed pursuant to the terms of an employment agreement and specifically excluding the 2008 Long-Term Performance-Based Restricted Stock Program (the “Restricted Shares”) shall, without any action on the part of the holder thereof, the Company or Parent, lapse at that time, and each such Restricted Share shall become fully vested in each holder thereof at that time, and each such Restricted Share will be treated at the Effective Time the same as, and have the same rights and be subject to the same conditions as, each share of Company Common Stock not subject to any restrictions, except that upon vesting the holder may satisfy the applicable withholding Tax obligations by payment by cash or check or by returning to the Surviving Company a sufficient number of shares of Company Common Stock equal in value to that obligation. Prior to the Effective Time, the Company, the Company Board of Directors and the Compensation Committee of the Company Board of Directors shall take any actions necessary under the Company’s Stock Incentive Plans, the award agreements thereunder and otherwise to effectuate this Section 1.7(b).
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(c)	Immediately prior to the Effective Time, all restrictions on 40% of each award relating to the 1,196,218 shares of restricted Company Common Stock granted by the Company pursuant to the 2008 Long-Term Performance-Based Restricted Stock Program, that are subject to a price condition that has not been satisfied prior to the date of this Agreement shall, without any action on the part of the holder thereof, the Company or Parent, lapse at that time, and shall become fully vested in the holder thereof at that time, and each such share will be treated at the Effective Time the same as, and have the same rights and be subject to the same conditions as, each share of Company Common Stock not subject to any restrictions, except that upon vesting the holder may satisfy the applicable withholding Tax obligations by payment by cash or check or by returning to the Surviving Company a sufficient number of shares of Company Common Stock equal in value to that obligation. Prior to the Effective Time, the Company, the Company Board of Directors and the Compensation Committee of the Company Board of Directors shall take any actions necessary under the Company’s Stock Incentive Plans, the award agreements thereunder and otherwise to effectuate this Section 1.7(c). For the avoidance of doubt, all other shares of restricted Company Common Stock granted by the Company pursuant to the 2008 Long-Term Performance-Based Restricted Stock Program shall be cancelled.
          Section 1.9 Election Procedures; Allocation of Merger Consideration.
(a)	An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates theretofore representing shares of the Company Common Stock shall pass, only upon proper delivery of such Certificates to the Exchange Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth therein) in such form as Parent shall specify and as shall be reasonably acceptable to the Company (the “Election Form”) and pursuant to which each holder of record of shares of the Company Common Stock as of the close of business on the Election Form Record Date may make an election pursuant to this Section 1.9, shall be mailed at the same time as the Proxy Statement/Prospectus or at such other time as the Company and Parent may agree (the date on which such mailing is commenced or such other agreed date, the “Mailing Date”) to each holder of record of the Company Common Stock as of the close of business on the record date for notice of the Company Stockholders Meeting (the “Election Form Record Date”).

(b)	Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions), other than any holder of Dissenting Shares, to specify (i) the number of shares of such holder’s Company Common Stock with respect to which such holder elects to receive the Per Share Mixed Consideration (“Mixed Consideration Election Shares”), (ii) the number of shares of such holder’s Company Common Stock with respect to which such holder elects to receive Per Share Stock Consideration (“Stock Election Shares”), (iii) the number of shares of such holder’s Company Common Stock with respect to which such holder elects to receive the Per Share Cash Consideration (“Cash Election Shares”), or (iv) that such holder makes no election with respect to such holder’s Company Common Stock (“Non-Election Shares”). Any Company Common Stock with respect to which the Exchange Agent has not received an effective, properly completed Election Form on or before 5:00 p.m., New York time, on the 33rd day following the Mailing Date (or
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such other time and date as the Company and Parent shall agree) (the “Election Deadline”) (other than any shares of the Company Common Stock that constitute Dissenting Shares as of such time) shall also be deemed to be Non-Election Shares. Parent and the Company may agree to extend such deadline to such other date as is agreed to by Parent and the Company, and the Company and Parent shall make a public announcement of such new Election Deadline, if any.

(c)	Parent shall make available one or more Election Forms as may reasonably be requested from time to time by all persons who become holders (or beneficial owners) of the Company Common Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline, and the Company shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

(d)	Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by (i) one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all certificated shares of the Company Common Stock covered by such Election Form or (ii) in the case of Book-Entry Shares, any additional documents specified by the procedures set forth in the Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of the Company Common Stock represented by such Election Form shall become Non-Election Shares and Parent shall cause the Certificates, if any, representing the Company Common Stock to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the holder who submitted the Election Form, except to the extent (if any) a subsequent election is properly made with respect to any or all of the applicable shares of the Company Common Stock. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. None of Parent, Merger Sub or the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

(e)	Parent shall cause the Exchange Agent to allocate among the holders of the Company Common Stock with rights to receive Merger Consideration in accordance with the Election Form as follows:
(i)	Mixed Consideration. Each Mixed Consideration Election Share and each Non-Election Share shall be converted into the right to receive the Per Share Mixed Consideration.
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(ii)	Cash Election Shares for more than Total Cash Amount. If the product obtained by multiplying (x) the number of Cash Election Shares by (y) the Per Share Cash Consideration is greater than the Total Cash Amount less the aggregate cash paid to holders of Mixed Consideration Election Shares and Non-Election Shares, then:
(A)	All Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration,

(B)	The Exchange Agent shall then select from among the Cash Election Shares, pro rata to the holders of Cash Election Shares in accordance with their respective numbers of Cash Election Shares (except as provided in the last paragraph of this Section 1.9(e)), a sufficient number of shares (“Stock Designated Shares”) such that the aggregate cash amount that will be paid in the Merger equals as closely as practicable the Total Cash Amount, and all Stock Designated Shares shall be converted into the right to receive the Per Share Stock Consideration, and

(C)	The Cash Election Shares that are not Stock Designated Shares will be converted into the right to receive the Per Share Cash Consideration.
(iii)	Cash Election Shares for less than Total Cash Amount. If the product obtained by multiplying (x) the number of Cash Election Shares by (y) the Per Share Cash Consideration is less than the Total Cash Amount less the aggregate cash paid to holders of Mixed Consideration Election Shares and Non-Election Shares, then:
(A)	All Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration,

(B)	The Exchange Agent shall then select from among the Stock Election Shares, in each case pro rata to the holders of Stock Election Shares in accordance with their respective numbers of Stock Election Shares, as the case may be, a sufficient number of shares (“Cash Designated Shares”) such that the aggregate cash amount that will be paid in the Merger equals as closely as practicable the Total Cash Amount, and all Cash Designated Shares shall be converted into the right to receive the Per Share Cash Consideration, and

(C)	The Stock Election Shares that are not Cash Designated Shares shall be converted into the right to receive the Per Share Stock Consideration.
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(iv)	Cash Election Shares equal to Total Cash Amount. If the product obtained by multiplying (x) the number of Cash Election Shares by (y) the Per Share Cash Consideration is equal to the Total Cash Amount less the aggregate cash paid to holders of Mixed Consideration Election Shares and Non-Election Shares, then subparagraphs (ii) and (iii) above shall not apply and all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration and all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration.
Notwithstanding anything in this Agreement to the contrary, to the fullest extent permitted by Delaware Law, for purposes of determining the allocations set forth in this Section 1.9, Parent shall have the right to require, but not the obligation to require (unless such requirement is necessary to satisfy the conditions set forth in Section 6.2(e) or Section 6.3(d)), that any shares of the Company Common Stock that constitute Dissenting Shares as of the Election Deadline be treated as Cash Election Shares not subject to the pro rata selection process contemplated by this Section 1.9.
(f)	The pro rata selection process to be used by the Exchange Agent shall consist of such equitable pro ration processes as shall be reasonably and mutually determined by Parent and the Company.
Additional Information
     In connection with the Merger, Mariner and Apache will file a definitive proxy statement/prospectus and other documents with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING MARINER, APACHE, AND THE MERGER.
     A definitive proxy statement/prospectus will be sent to stockholders of Mariner seeking their approval of the Merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by Mariner and Apache with the SEC at the SEC’s website, www.sec.gov. Copies of the documents filed with the SEC by Mariner will be available free of charge on Mariner’s website at www.mariner-energy.com under the tab “Investor Information” or by contacting Mariner’s Investor Relations Department at 713-954-5558. Copies of the documents filed with the SEC by Apache will be available free of charge on Apache’s website at www.apachecorp.com under the tab “Investors” or by contacting Apache’s Investor Relations Department at 713-296-6000. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
Participants in Solicitation
     Mariner, its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Mariner in connection with the Merger. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement/prospectus (when available). Information concerning beneficial ownership of Mariner stock by its directors and certain executive officers is included in its proxy statement dated March 29, 2010 and subsequent statements of changes in beneficial ownership on file with the SEC.
     Apache, its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Mariner in
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connection with the Merger. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement/prospectus (when available). Information concerning beneficial ownership of Apache stock by its directors and certain executive officers is included in its proxy statement dated March 31, 2010 and subsequent statements of changes in beneficial ownership on file with the SEC.
Forward-Looking Statements
     This summary contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the anticipated timing of filings and approvals relating to the Merger; statements regarding the expected timing of the completion of the Merger; statements regarding the ability to complete the Merger considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include, among others: the possibility that one or more closing conditions for the Merger may not be satisfied or waived, including the failure to obtain the requisite approval of Mariner’s stockholders or the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption from the Merger making it more difficult to maintain relationships with employees, business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the control of Mariner or Apache; and other risks and uncertainties discussed in documents filed with the SEC by Mariner and Apache.
April 14, 2010

Pending Acquisition of Mariner Energy, Inc. by Apache Corporation
SUMMARY OF EMPLOYEE RETENTION/SEVERANCE ARRANGEMENTS *
1.	Closing**:

If you remain employed by Mariner until the closing date:
•	Your unvested standard annual restricted stock awards fully vest.

•	Your unvested deferred cash bonus awards (offshore personnel) fully vest.

•	You receive a closing bonus of no less than your 2009 annual bonus paid in March 2010 (or if employed for less than full-year 2009 or hired in 2010, a bonus in an amount determined by Mariner).

•	You become an employee of Apache (or one of its subsidiaries) with credit for Mariner service.
2.	Between Closing and December 1, 2010:
•	If you voluntarily terminate without good reason before you receive a permanent employment offer from Apache, you receive basic severance.

“Basic severance” means severance benefits under Mariner’s severance plan. “Good reason” is a voluntary termination that is a “qualifying event” under the severance plan (as recognized and approved by the Plan Administrator) or is described in your employment or change of control agreement, as applicable.

•	If you voluntarily terminate for good reason, you receive enhanced severance.

“Enhanced severance” is your annual base salary plus severance/separation benefits under either Mariner’s severance plan or your employment or change of control agreement, as applicable.

•	If you voluntarily terminate for any reason after you receive a permanent employment offer from Apache, you receive enhanced severance.

•	If Apache terminates you without cause, you receive enhanced severance.

“Without cause” is an involuntary termination that is a “qualifying event” under the severance plan or is described in your employment or change of control agreement, as applicable.

•	If Apache terminates you because you fail its background check or drug test, you receive basic severance.

•	All waiver and release requirements continue to be a condition to receive severance.
3.	Between December 1, 2010 and December 31, 2010:
•	If you voluntarily terminate for any reason, you receive enhanced severance.

•	If Apache terminates you without cause, you receive enhanced severance.

•	If you have an employment or change of control agreement with Mariner and accept permanent employment with Apache, you must waive your rights under the agreement effective December 31, 2010.

•	All waiver and release requirements continue to be a condition to receive severance.
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4.	Between Closing and December 31 of the year in which Closing occurs:
•	Vacation continues to be earned and any unused vacation is carried over to the next year or paid upon employment termination, as applicable, on terms no less favorable than Mariner’s existing Vacation and Attendance Policy.
5.	Between January 1, 2011 and February 15, 2011:
•	If you remain employed by Apache on February 15, 2011, you receive a retention bonus of no less than the amount of your closing bonus paid on the closing date.

*	This summary is entirely qualified by reference to (i) the attached Schedule 5.9(c) to the Agreement and Plan of Merger, by and among Apache Corporation, ZMZ Acquisitions LLC, and Mariner Energy, Inc., dated April 14, 2010 (the “Merger Agreement”), (ii) the Merger Agreement, filed as Exhibit 2.1 to Mariner’s Form 8-K filed on April 16, 2010 with the Securities and Exchange Commission, (iii) Mariner’s Amended and Restated Employee Severance Plan, effective December 1, 2009, (iv) Mariner’s Vacation and Attendance Policy, effective January 1, 2007, and (v) your employment agreement or change of control agreement with Mariner.

**	This summary assumes closing occurs before October 1, 2010. If closing occurs later, references to December 1 and 31, 2010 mean 60 and 90 days, respectively, after the closing date.
Additional Information
     In connection with the Merger, Mariner and Apache will file a definitive proxy statement/prospectus and other documents with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING MARINER, APACHE, AND THE MERGER.
     A definitive proxy statement/prospectus will be sent to stockholders of Mariner seeking their approval of the Merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by Mariner and Apache with the SEC at the SEC’s website, www.sec.gov. Copies of the documents filed with the SEC by Mariner will be available free of charge on Mariner’s website at www.mariner-energy.com under the tab “Investor Information” or by contacting Mariner’s Investor Relations Department at 713-954-5558. Copies of the documents filed with the SEC by Apache will be available free of charge on Apache’s website at www.apachecorp.com under the tab “Investors” or by contacting Apache’s Investor Relations Department at 713-296-6000. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
Participants in Solicitation
     Mariner, its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Mariner in connection with the Merger. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement/prospectus (when available). Information concerning beneficial ownership of Mariner stock by its directors and certain executive officers is included in its proxy statement dated March 29, 2010 and subsequent statements of changes in beneficial ownership on file with the SEC.
     Apache, its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Mariner in connection with the Merger. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement/prospectus (when available). Information concerning beneficial ownership of Apache stock by its
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directors and certain executive officers is included in its proxy statement dated March 31, 2010 and subsequent statements of changes in beneficial ownership on file with the SEC.
Forward-Looking Statements
     This summary contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the anticipated timing of filings and approvals relating to the Merger; statements regarding the expected timing of the completion of the Merger; statements regarding the ability to complete the Merger considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include, among others: the possibility that one or more closing conditions for the Merger may not be satisfied or waived, including the failure to obtain the requisite approval of Mariner’s stockholders or the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption from the Merger making it more difficult to maintain relationships with employees, business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the control of Mariner or Apache; and other risks and uncertainties discussed in documents filed with the SEC by Mariner and Apache.
April 14, 2010

Section 5.9(c) of the Company Schedule
The Parent [Apache], Merger Sub and Company [Mariner] agree to implement the following employment arrangements.
1. Employment; Service.
At Closing, all Company employees will become employees of Apache (or one of its Subsidiaries) and receive credit for all periods of service with the Company (and with predecessor employers with respect to which the Company and its Subsidiaries shall have granted service credit) for all purposes.
2. Retention.
(a) An employee who remains employed until the Closing Date shall be paid a cash closing bonus within 10 days after the Closing Date of not less than 100% of his or her 2009 bonus (as paid in 2010). For purposes of determining the minimum closing bonus for an employee who did not have a full year of service in 2009, the amount of the closing bonus will be determined by the Company in its discretion.
(b) An employee who remains employed on February 15, 2011 shall be paid a cash retention bonus of not less than 100% of his or her 2009 bonus (as paid in 2010) on February 15, 2011. The amount of the minimum cash retention bonus paid on February 15, 2011 will equal the amount of the closing bonus.
3. Severance.
(a) An employee who (i) is covered by a change of control agreement or employment agreement and (ii) accepts a formal written offer of permanent employment with Apache that includes a work assignment, compensation and benefits package will be required to waive his or her rights under such agreement effective December 31, 2010.
(b) If, during the period beginning on the Closing Date and ending on December 1, 2010, an employee voluntarily terminates his or her employment for a reason that is not a “Qualifying Termination” (as defined below) or if an employee is terminated due to failure to satisfy Apache’s background check and drug testing requirements, and if in either case such employee is not entitled to benefits pursuant to paragraph (e) below, he or she will be entitled to a lump sum payment of an amount equal to severance under the Amended and Restated Mariner Energy, Inc. Employee Severance Plan, effective as of December 1, 2009 (the “Mariner Severance Plan”), payable as if subject to the terms of the Mariner Severance Plan.
(c) If, during the period beginning on the Closing Date and ending on December 31, 2010, the employment of an employee terminates as a result of a Qualifying Termination (as defined below), he or she will be entitled to a lump sum payment of an amount equal to his or her annual base salary plus severance under the Mariner Severance Plan, payable as if subject to the terms of the Mariner Severance Plan.

(d) Notwithstanding the foregoing Section 3(c), if during the period beginning on the Closing Date and ending on December 31, 2010, an employee who has an employment agreement or a change of control agreement with the Company terminates as a result of a Qualifying Termination, he or she will be entitled to (1) a lump sum payment of an amount equal to (i) his or her annual base salary, plus (ii) the severance payment payable under the “Applicable Agreement,” and (2) the welfare benefit continuation coverage provided under the terms of the Applicable Agreement. The “Applicable Agreement” means the applicable employment or change of control agreement covering the employee.
(e) If an employee (1) does not receive an offer of employment from Apache by December 1, 2010 or (2) receives an offer of employment from Apache and such employee terminates for any reason by December 31, 2010, then he or she will be entitled to a lump sum payment of an amount equal to his or her annual base salary, and either (i) severance under the Mariner Severance Plan, payable as if subject to the terms of the Mariner Severance Plan, or (ii) severance under any Applicable Agreement, plus the welfare benefit continuation coverage provided under the terms of the Applicable Agreement.
(f) A “Qualifying Termination” shall mean (i) if an employee is subject to an employment agreement or a change in control agreement, a termination of employment that would entitle the employee to separation benefits under that document, or (ii) if the employee is not subject to such an agreement, a “Qualifying Event” as defined under the Mariner Severance Plan.
(g) In the event the Closing Date has not occurred prior to October 1, 2010, all references in this Section 3 to December 1, 2010 shall mean 60 days after the Closing Date, and all references to December 31, 2010 shall mean 90 days after the Closing Date.
(h) In no event shall an employee be entitled to receive payment under more than one Section of Sections 3(b), 3(c), 3(d) or 3(e) above.
(i) All of the Company’s existing waiver and release requirements to receipt of severance shall continue to be a condition to receive severance.
4. Vacation.
From and after the Closing Date through December 31 of the calendar year in which the Closing Date occurs, employees shall continue to earn vacation at a rate no less favorable than under the Company’s vacation policy in effect on the date of this Agreement (“Vacation Policy”) and be entitled to use any unused vacation in the subsequent calendar year on a basis no less favorable than under such Vacation Policy, and shall be entitled to receive payment for any unused vacation upon termination of employment in accordance with the Vacation Policy.

Most Frequently Asked Questions:
1)	Do I need to submit a resume and who should I send it to?

If we had a resume on file for you, a copy was included in this packet for your convenience. If you would like to submit an updated resume, please send it directly to Katie Miller (kmiller@mariner-energy.com) within the next several weeks. If there is not a resume included in your packet, then we don’t have one on file for you. Although it is not required, it would be beneficial to submit a resume or bio to help facilitate discussions regarding organizational structure.

2)	Does Mariner plan to make the profit sharing contribution for the plan year 2009?

Yes, assuming Mariner receives approval from the Board, profit sharing contributions will be made for the plan year 2009 at some point prior to closing.

3)	Does Apache reimburse for toll road expenses for travel to and from work?

Currently Apache does not reimburse for toll road expenses. However, this is being reviewed by Apache, and you will be updated if any changes are made in regards to their policy.

4)	What does “self-insured” mean in regards to health plans?

An employer has a self-insured plan if the employer assumes the financial risk for providing health care benefits to its employees. Rather than paying a fixed premium to an insurance company who in turn assumes the financial risk, the employer pays for medical claims out-of-pocket as they are incurred. Whether a health plan is self-insured or fully-insured is, in most cases, a transparent point to employees. It affects the employer and how the plan is administered.